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GANNETT CO., INC.
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February 11, 2019

Gannett Responds to MNG Enterprises, Inc.

MNG Once Again Fails to Provide Substantive Answers to Basic Questions
About Its Ability to Finance and Close Its Proposed Transaction

Gannett Questions Whether the Director Nominees Put Forth by MNG, All of Whom Are Affiliated with MNG and/or Its Majority Shareholder Alden Global Capital, Can Satisfy Fiduciary Responsibilities to Gannett Shareholders

McLEAN, VA – Gannett Co., Inc. (NYSE: GCI) (“Gannett” or “company”) today described the February 7, 2019, meeting where representatives of Gannett, including two of Gannett’s independent directors, and its financial and legal advisors met with MNG Enterprises, Inc. (“MNG”).

The objective of the meeting — a meeting Gannett had initially sought two days after receiving MNG's January 14, 2019, unsolicited, public acquisition proposal for the first time — was to give MNG yet another opportunity to answer basic questions about its proposal to acquire Gannett for $12.00 per share in cash, which the Gannett board of directors unanimously rejected on February 4, 2019. Contrary to MNG’s claims, and despite MNG having 15 people in attendance, including financial and legal advisors who could have, but did not, address the issues, the presentation made by R. Joseph Fuchs, executive chairman of MNG, and his management team was deficient:

•	MNG described a transaction in which it would invest no new equity, instead relying entirely on debt financing to fund the $1.8 billion implied by its proposal.

•	MNG stated that it had neither secured financing for a potential transaction nor even reached out to potential financing sources.

•
MNG offered vague assurances that it is not concerned about antitrust regulatory issues or pension liabilities in a potential transaction, but provided no specifics for these claims, and further stated that MNG would expect Gannett shareholders to share meaningfully in these risks, as opposed to signaling a willingness to bear these risks itself.

•	MNG framed its proposed transaction as a merger or combination, not the acquisition proposal that MNG had previously put forth.

Despite being afforded every opportunity to provide Gannett with specifics related to these important matters, Mr. Fuchs refused to provide any substantive, actionable evidence of a credible proposal.

J. Jeffry Louis, chairman of the Gannett board of directors, said, “We are disappointed that at the meeting on February 7, MNG again failed to provide substantive answers to the basic questions Gannett has repeatedly raised. Instead, MNG offered vague and generic statements that further confirmed the board’s decision to reject MNG’s proposal.”

MNG delivered notice to Gannett of its intent to nominate six director candidates during a break in the meeting on February 7. All of the individuals it nominated to stand for election to Gannett’s board are affiliated with MNG and/or its majority shareholder Alden Global Capital. Gannett believes MNG’s clearly conflicted nominees are not in a position to fairly, and in a disinterested way, evaluate and advise Gannett shareholders on MNG’s proposed transaction.

At least three of MNG’s candidates may be legally incapable of serving on the Gannett board under applicable antitrust laws, given their roles with MNG, which is a competitor of Gannett. Several other elements of MNG’s notice to Gannett raise additional concerns regarding the credibility of its proposal, including nominating 78-year-old Mr. Fuchs, who exceeds Gannett’s mandatory retirement age applicable to all directors, and MNG’s statement that it reserves the right to substitute director nominees in direct contravention to Gannett’s bylaws.

Mr. Louis continued, “MNG’s credibility was further undermined by its decision to nominate six director candidates, all of whom are affiliated with MNG and/or its majority shareholder Alden Global Capital, to stand for election to Gannett’s board. MNG’s acknowledgement that these nominations are indeed intended to advance its efforts to acquire Gannett further underscores the proposed nominees’ clear and irreconcilable conflicts of interest and inability to satisfy fiduciary responsibilities to all Gannett shareholders.”

Gannett will provide notice of the date of the 2019 annual meeting and the board’s recommended director nominees in the company’s Notice of Annual Meeting of Stockholders, proxy statement and other materials, including a WHITE proxy card, to be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2019 annual meeting.

Greenhill & Co., LLC and Goldman Sachs & Co. LLC are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Gannett.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal, WordStream and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results or events to differ materially from those projected, anticipated or implied in the forward-looking statements, including the matters described under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s annual report on Form 10-K for fiscal year 2017 and in the company’s other SEC filings.

Additional Information

Gannett intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). INVESTORS AND SECURITY HOLDERS OF GANNETT ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of Gannett’s website, www.gannett.com.

Participants in the Solicitation

Gannett and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Gannett’s stockholders in connection with the matters to be considered at the 2019 Annual Meeting. You can find information about Gannett’s directors and executive officers in Gannett’s definitive proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2018, and Gannett’s annual report on Form 10-K for fiscal year 2017, which was filed with the SEC on February 28, 2018.  Additional information regarding the ownership of Gannett securities by Gannett’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5. More detailed and updated information regarding the identity of potential participants in the solicitation of proxies, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant documents to be filed by Gannett with the SEC in connection with the 2019 Annual Meeting. You may obtain free copies of these documents using the sources indicated above.

For investor inquiries, contact:
Stacy Cunningham
Vice President, Financial Analysis and Investor Relations
703-854-3168
investors@gannett.com

Arthur Crozier / Jennifer Shotwell / Larry Miller
Innisfree M&A Incorporated
(212) 750-5833

For media inquiries, contact:
Amber Allman
Vice President, Corporate Events & Communications
703-854-5358
aallman@gannett.com

Ed Trissel / Nick Lamplough / Tim Ragones
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449